Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2001 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Operating Activities
Net income	$(39,651)	-	$194,807	$12,105
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	203	$76	101,083	26,825
Income taxes and investment tax credits deferred, net	506	(10)	14,933	2,392
Gain on sale of generation assets	-	-	(84,083)	-
Deferral of asset sale gain	-	-	71,803	-
Pension income	-	-	(71,855)	(2,787)
Writedown of investment	-	-	-	-
Changes in current operating assets and liabilities
Accounts receivable	4,424	(1,725)	60,159	12,794
Sale of accounts receivable program	-	-	(152,000)	-
Notes receivable, current	-	-	(12,126)	-
Inventory	-	-	(3,049)	(15,782)
Prepayments and other current assets	-	-	1,472	-
Accounts payable and accrued liabilities	(647)	(220)	(51,178)	(29,187)
Interest accrued	-	-	42	-
Taxes accrued	2,729	(328)	(1,507)	942
Other current liabilities	(503)	2,038	(6,242)	(14,217)
Other, net	(11,166)	996	21,381	2,383
Net Cash Provided by (Used in) Operating Activities	(44,105)	827	83,640	(4,532)
Investing Activities
Sale of generation assets (Proceeds from sale of NMP2)	-	-	59,441	-
Utility plant additions	-	-	(79,885)	(25,672)
Other property and investments, net	-	(404)	5,658	(4,435)
Other	-	-	24,084	(1,522)
Net Cash (Used in) Provided by Investing Activities	-	(404)	9,298	(31,629)
Financing Activities
Issuance of common stock	7,201	-	-	-
Repurchase of common stock	(24,116)	-	-	-
Equity Infusion	-	-	100,000	2,050
Issuance of mandatorily redeemable trust preferred securities	-	-	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	-	(1,761)
Long-term note issuances	595,000	-	-	30,000
Long-term note retirements	-	-	-	-
Notes payable, net	(175,000)	-	(123,000)	24,800
Dividends on common stock	(107,342)	(1,385)	(65,939)	(9,000)
Net Cash Provided by (Used in) Financing Activities	295,743	(1,385)	(88,939)	46,089
Net (Decrease) Increase in Cash and Cash Equivalents	251,638	(962)	3,999	9,928
Cash and Cash Equivalents, Beginning of Year	34,602	4,732	17,618	9,743
Cash and Cash Equivalents, End of Year	$286,240	$3,770	$21,617	$19,671

Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2001 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated
Operating Activities
Net income	$5,766	$18,023	$351	$(2,833)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	38,666	28,495	7,606	934
Income taxes and investment tax credits deferred, net	(7,990)	(4,629)	268	(2,473)
Gain on sale of generation assets	-	-	-	-
Deferral of asset sale gain	-	-	-	-
Pension income	(3,373)	-	-	-
Writedown of investment	78,422	-	-	-
Changes in current operating assets and liabilities
Accounts receivable	11,302	23,952	2,658	6,474
Sale of accounts receivable program	-	-	-	-
Notes receivable, current	-	-	-	-
Inventory	26	(6,766)	(20)	1,470
Prepayments and other current assets	-	-	-	-
Accounts payable and accrued liabilities	(12,226)	(23,669)	(2,877)	(20,940)
Interest accrued	-	-	-	-
Taxes accrued	(2,544)	14,105	729	984
Other current liabilities	(12,851)	(13,400)	(4,530)	(129)
Other, net	(51,122)	12,413	3,501	6,017
Net Cash Provided by (Used in) Operating Activities	44,076	48,524	7,686	(10,496)
Investing Activities
Sale of generation assets (Proceeds from sale of NMP2)	-	-	-	-
Utility plant additions	(46,183)	(41,739)	(5,413)	-
Other property and investments, net	(3,077)	1,868	(572)	(10,593)
Other	-	-	57	-
Net Cash (Used in) Provided by Investing Activities	(49,260)	(39,871)	(5,928)	(10,593)
Financing Activities
Issuance of common stock	-	-	-	-
Repurchase of common stock	-	-	-	-
Equity Infusion	-	-	-	28,000
Issuance of mandatorily redeemable trust preferred securities	-	-	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	(87)	(42)	-
Long-term note issuances	75,553	-	-	-
Long-term note retirements	(22,218)	(7,500)	(300)	(1,682)
Notes payable, net	(1,112)	28,800	(100)	-
Dividends on common stock	(44,985)	(10,000)	-	-
Net Cash Provided by (Used in) Financing Activities	7,238	11,213	(442)	26,318
Net (Decrease) Increase in Cash and Cash Equivalents	2,054	19,866	1,316	5,229
Cash and Cash Equivalents, Beginning of Year	62,744	7,603	200	4,991
Cash and Cash Equivalents, End of Year	$64,798	$27,469	$1,516	$10,220

Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2001 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust	Energy East Eliminations	Energy East Consolidated
Operating Activities
Net income	$(656)	-	$(305)	$187,607
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	454	-	(61)	204,281
Income taxes and investment tax credits deferred, net	93	-	(1)	3,089
Gain on sale of generation assets	-	-	-	(84,083)
Deferral of asset sale gain	-	-	-	71,803
Pension income	-	-	-	(78,015)
Writedown of investment	-	-	-	78,422
Changes in current operating assets and liabilities
Accounts receivable	79	$(4,902)	9,269	124,484
Sale of accounts receivable program	-	-	-	(152,000)
Notes receivable, current	-	-	12,126	-
Inventory	115	-	(1,439)	(25,445)
Prepayments and other current assets	-	-	(1,472)	-
Accounts payable and accrued liabilities	463	-	19,207	(121,274)
Interest accrued	-	-	(42)	-
Taxes accrued	(104)	-	(7,986)	7,020
Other current liabilities	2	4,902	(23,928)	(68,858)
Other, net	(838)	(345,000)	349,737	(11,698)
Net Cash Provided by (Used in) Operating Activities	(392)	(345,000)	355,105	135,333
Investing Activities
Sale of generation assets (Proceeds from sale of NMP2)	-	-		59,441
Utility plant additions	(9,688)	-	-	(208,580)
Other property and investments, net	(961)	-	(3)	(12,519)
Other	-	-		22,619
Net Cash (Used in) Provided by Investing Activities	(10,649)	-	(3)	(139,039)
Financing Activities
Issuance of common stock	-	-	-	7,201
Repurchase of common stock	-	-	-	(24,116)
Equity Infusion	10,728	-	(140,778)	-
Issuance of mandatorily redeemable trust preferred securities	-	345,000	-	345,000
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	-	(1,890)
Long-term note issuances	-	-	(345,000)	355,553
Long-term note retirements	-	-	-	(31,700)
Notes payable, net	500	-	(500)	(245,612)
Dividends on common stock	-	-	131,309	(107,342)
Net Cash Provided by (Used in) Financing Activities	11,228	345,000	(354,969)	297,094
Net (Decrease) Increase in Cash and Cash Equivalents	187	-	133	293,388
Cash and Cash Equivalents, Beginning of Year	1,526	-	(133)	143,626
Cash and Cash Equivalents, End of Year	$1,713	$ -	$ -	$437,014